UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2013

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 26, 2013 Broadcom Corporation announced that Michael E. Hurlston has been appointed as Executive Vice President, Worldwide Sales, effective April 1, 2013. Thomas F. Lagatta, who currently serves as Executive Vice President, Worldwide Sales, will be assuming a new position with Broadcom as Executive Vice President, Business Development and is planning to retire at the end of the year.

Mr. Hurlston, 46, joined Broadcom in October 2001 as the Director of Wireless Business Development. He was appointed as Vice President and General Manager, Wireless LAN in May 2005, was promoted to Senior Vice President and General Manager, Wireless LAN in April 2010, and became Senior Vice President and General Manager, Wireless Connectivity Combo in April 2012. Prior to joining Broadcom, Mr. Hurlston served in senior marketing positions at Radia Communications and Oren Semiconductor for approximately four years. He received a B.S.E.E., M.S.E.E. and a M.B.A. from the University of California, Davis.

The full text of the press release is included as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1 – Press Release dated March 26, 2013 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

March 26, 2013	By:	/s/ Arthur Chong

Name: Arthur Chong
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 26, 2013 of the Registrant.